Free Writing Prospectus

Filed pursuant to Rule 433

Registration Statement No. 333-156414

Dated January 11, 2010

FOR DISTRIBUTION ONLY IN OR INTO OR TO ANY PERSON WHO IS LOCATED OR RESIDENT IN THE UNITED STATES, ITS TERRITORIES AND POSSESSIONS (INCLUDING PUERTO RICO, THE U.S. VIRGIN ISLANDS, GUAM, AMERICAN SAMOA, WAKE ISLAND AND THE NORTHERN MARIANA ISLANDS), ANY STATE OF THE UNITED STATES OR THE DISTRICT OF COLUMBIA.

January 11, 2010

VIA E-MAIL

Re:

FriendFinder Networks Inc. Initial Public Offering

Dear Employees of FriendFinder Networks Inc.:

As you may be aware, FriendFinder Networks Inc. has filed a registration statement on Form S-1 (File No. 333-156414), as amended, (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with its proposed initial public offering of common stock (the “IPO”).

Based upon the interest expressed by our employees, we have decided to provide a way for our employees to participate in our proposed IPO. To view our IPO presentation, please go to http://www.retailroadshow.com/links/show.asp?c=FFN.

If you are interested in participating in our proposed initial public offering, please go to www.ladenburgnewaccount.com to open a Brokerage Account and follow the online instructions to open the account and indicate interest for the IPO.

Please note that the information in this e-mail and free writing prospectus should be read together with the preliminary prospectus included in Amendment No. 7 to the Registration Statement filed by FriendFinder Networks Inc. with the SEC on January 8, 2010 (the “Preliminary Prospectus”). Please review the Preliminary Prospectus at the following link before making any investment decisions: http://www.sec.gov/Archives/edgar/data/1451951/000139843210000009/i10722.htm.

This free writing prospectus is being delivered to you solely to provide you with information about the IPO. This free writing prospectus is not required to contain all of the information that is required to be included in the Preliminary Prospectus. The information in this free writing prospectus is preliminary and is subject to completion or change. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Please note that the purpose of this e-mail is not to promote or encourage you to invest in us, but merely to let you know that this opportunity may be available. Shares of our stock will be allocated among interested investors by our underwriters, so we cannot guarantee that you will be allocated the number of shares that you may request.  We do not and cannot guarantee the performance of our stock in any way and an investment in our stock will entail risk.

________________________________________________

STATEMENT REGARDING FREE WRITING PROSPECTUS

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these

Employees of FriendFinder Networks Inc.

January 11, 2010

documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-878-7624 or by emailing FFNinfo@ladenburg.com.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED

E-MAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated.

Sincerely,

Marc H. Bell, Chief Executive Officer

Daniel C. Staton, Chairman of the Board

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Welcome to Ladenburg Thalmann New Account Setup:

You may apply here for an Individual or Joint account with right of survivorship. To begin, please read this and following pages and follow the instructions to complete the new account application and open an account with Ladenburg Thalmann & Co. Inc.

Ladenburg uses National Financial Services LLC, a wholly owned subsidiary of Fidelity Investments, to clear transactions for itself and its customers on a fully disclosed basis.

As a firm which straddles three centuries with professional vision and vitality, it looks forward with great anticipation to the challenges and opportunities of the new millennium.

Ladenburg Thalmann & Co. Inc. "Serving the Smart Money since 1876". Member NYSE, SIPC.

By using this site you agree to certain terms and conditions, which Ladenburg may modify. You acknowledge that, except for insured Certificates of Deposit, investment and products referenced on this Site are not FDIC-insured, not bank-guaranteed and may lose value.

To help the government fight the funding of terrorism and money-laundering activities, and to verify your identity, federal law requires that you provide your name, date of birth, address, and a government-issued identification number before opening your account. In certain circumstances Ladenburg Thalmann may obtain and verify this information with respect to any person(s) authorized to effect transactions in an account..

Your account may be restricted and/or closed if Ladenburg Thalmann cannot verify this information and your broker/dealer will not be responsible for any losses or damages (including but not limited to lost opportunities) resulting from any failure to provide this information, or from any restriction placed upon, or closing of, your account.

Serving the Smart Money Since 1876 ®

Copyright © 2010 Ladenburg Thalmann & Co. Inc. All Rights Reserved Under Federal Law. Member NYSE, NYSE Amex, FINRA, all other principal exchanges and SIPC By using this Site you agree to the terms and conditions of the Site and have reviewed Ladenburg Thalmann's Privacy & Disclosure, BCP, CIP Notice, Terms & Conditions and Code of Ethics

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For additional security and your protection, please enter the two word images seen below into the input box and press Enter.

Serving the Smart Money Since 1876 ®

Copyright © 2010 Ladenburg Thalmann & Co. Inc. All Rights Reserved Under Federal Law. Member NYSE, NYSE Amex, FINRA, all other principal exchanges and SIPC By using this Site you agree to the terms and conditions of the Site and have reviewed Ladenburg Thalmann's Privacy & Disclosure, BCP, CIP Notice, Terms & Conditions and Code of Ethics

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• Privacy Policy	• Customer Identification	• Margin Disclosure (FINRA Rule 2341)

• Best Execution	• Remuneration Statement	• Complaints Inquiries

• Short selling	• Low Priced Stock	• Mutual Fund “Class” Explanation

• Breakpoint	• Day Trading

Privacy Policy

In opening and servicing customer accounts, Ladenburg Thalmann Financial Services Inc( Ladenburg Thalmann & Co. Inc. {LTCO LTAM}, Investacorp, IAS, Traid Advisors, and its other affiliates), needs to collect certain kinds of personal information identifying information such as your name, address, telephone number, and social security number, as well as, application information such as information about your assets, income, investment goals, and risk tolerance and transactional information such as account activity information. Ladenburg will use personal information in ways that are in accord with the purposes for which we originally requested it. For example, we will use the information you provide us to process your requests and transactions, to provide you with additional information about products and services, or to evaluate your financial needs. We may share such information with Ladenburgs clearing firm; National Financial Services(NFS) and its other affiliates. We limit the collection and use of personal information to what is necessary to administer our business and to deliver superior service to you. This may include advising you about our products or services and other opportunities that we believe may interest you.

Ladenburg will not share personal information with others except as stated in this policy, unless we give you additional notice or ask for your permission. Ladenburg reserves the right to disclose or report the personal information in certain circumstances: (1) to our clearing firms or other affiliates, as Ladenburg deems necessary or appropriate, to handle, process and clear transactions in accounts; (2) where we believe in good faith that disclosure is required under law, to cooperate with regulators or law enforcement authorities, (3) to perform necessary credit checks or collect or report debts owed to us, (4) to protect our rights or property, or (5) upon reasonable request by a mutual fund or relating to other investments in your account.

Ladenburg does not sell its customers or potential customers personal information. Ladenburg will protect the confidentiality of any personal information you share with us. Ladenburgs corporate policies require that employees with access to confidential customer information may not use or disclose the information except for business use. All employees are required to safeguard such information.

Ladenburg strives to protect your personal information and makes every effort to keep your personal information accurate and up to date. If you identify any error in your personal information or need to make a change to that information, please contact us and we will promptly update our records. If you have any questions or concerns, please contact Ladenburgs Chief Compliance Officer at 212-409-2021.

Serving the Smart Money Since 1876 ®

Copyright © 2010 Ladenburg Thalmann & Co. Inc. All Rights Reserved Under Federal Law. Member NYSE, NYSE Amex, FINRA, all other principal exchanges and SIPC By using this Site you agree to the terms and conditions of the Site and have reviewed Ladenburg Thalmann's Privacy & Disclosure, BCP, CIP Notice, Terms & Conditions and Code of Ethics

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Margin Disclosure (FINRA Rule2341)

Your brokerage firm is furnishing this information to you in order to provide with some basic facts about purchasing  securities on margin, as well as to alert you to the risks involved with trading securities in a margin account. Before trading stocks in a margin account, you should carefully review the margin agreement provided by your firm. Consult your firm regarding any questions or concerns you may have with your margin accounts.

When you purchase securities, you may pay for the securities in full or you may borrow part of the purchase price from your brokerage firm. If you choose to borrow funds from your firm, you will open a margin account with the firm. The securities purchased are the firms collateral for the loan to you. If the securities in your account decline in value, so does the value of the collateral supporting your loan, and, as a result, the firm can take action, such as issue a margin call and/or sell securities and other assets in any of your accounts held with the member, in order to maintain the required equity in the account.

It is important that you fully understand the risks involved in trading securities on margin. These risks include the following:

•

You can lose more funds than you deposit in the margin account. A decline in the value of securities that are purchased on margin may require you to provide additional funds to the firm that has made the loan to avoid the forced sale of those securities or other securities or assets in your account(s).

•

The firm can force the sale of securities or other assets in your account(s). If the equity in your account falls below the maintenance margin requirements or the firms higher “house” requirements, the firm can sell the securities or other assets in any of your accounts held at the firm to cover the margin deficiency. You also will be responsible for any short fall in the account after such a sale.

•

The firm can sell your securities or other assets without contacting you. Some investors mistakenly believe that a firm must contact them for a margin call to be valid, and that the firm cannot liquidate securities or other assets in their accounts to meet the call unless the firm has contacted them first. This is not the case. Most firms will attempt to notify their customers of margin calls, but they are not required to do so. However, even if a firm has contacted a customer and provided a specific date by which the customer can meet a margin call, the firm can still take necessary steps to protect its financial interests, including immediately selling the securities without notice to the customer.

•

You are not entitled to choose which securities or other assets in your account(s) are liquidated or sold to meet a margin call. Because the securities are collateral for the margin loan, the firm has the right to decide which security to sell in order to protect its interests.

•

The firm can increase its “house” maintenance margin requirements at any time and is not required to provide you advance written notice. These changes in firm policy often take effect immediately and may result in the issuance of a maintenance margin call. Your failure to satisfy the call may cause the member to liquidate or sell securities in your account(s).

•

Your are not entitled to an extension of time on a margin call. While an extension of time to meet margin requirements may be available to customers under certain conditions, a customer does not have a right to the extension.

Serving the Smart Money Since 1876 ®

Copyright © 2010 Ladenburg Thalmann & Co. Inc. All Rights Reserved Under Federal Law. Member NYSE, NYSE Amex, FINRA, all other principal exchanges and SIPC By using this Site you agree to the terms and conditions of the Site and have reviewed Ladenburg Thalmann's Privacy & Disclosure, BCP, CIP Notice, Terms & Conditions and Code of Ethics

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Customer Identification

Anti-Money Laundering

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.

What this means for you: When you open account, we will ask for your name, address, date of birth and other information that will allow us to identify you. We may also ask to see your driver’s license or other identifying documents.

Remuneration Statement

In a manner consistent with Ladenburg Thalmann’s obligation to provide best execution of all customer orders, we may direct orders to an exchange or market maker that matches or improves the then-current national best bid or offer for the particular stock. Ladenburg Thalmann & Co. Inc. receives remuneration in the form of payments for directing orders to certain broker/dealers for execution.

Such remuneration is considered to be compensation to Ladenburg Thalmann & Co. Inc. The source and amount of any compensation received in connection with specific transaction and any additional information concerning order flow payment will be disclosed upon written request.

Best Execution

Order Execution Information

SEC Rule 11Ac1-5 under the Securities Exchange Act of 1934 requires market centers that trade national market system securities to prepare and make publicly available monthly electronic reports relating to the execution quality of their orders. Monthly public disclosures that categorize Ladenburg’s order executions and statistical measures of customer execution quality can be viewed at: www.ladenburg.com/trading.asp and click on the SEC Rule 11Ac1-5 Statistic Lookup button located on that page. Specific information regarding a particular transaction can be provided upon request.

Order Routing Information

SEC Rule 11Ac1-6 under the Securities Exchange Act of 1934 requires every broker-dealer to make publicly available, on a quarterly basis, a report on its routing of non-directed orders in covered securities during that quarter. Quarterly reports that disclose the executing venues for routed orders can be viewed at: www.ladenburg.com/trading.asp and click on SEC Rule 11Ac1-6 Statistic Lookup button located on that page. Specific information regarding a particular transaction can be provided upon request. If you have any questions or concerns, please contact Ladenburg at 800.523.8425 and request to speak with a Compliance representative.

Complaints Inquiries

Should you have any questions or concerns regarding your  account that you wish to discuss with someone other than your Financial Consultant, please contact the Branch Office Manager of the office that services your account at the address and phone number listed on your statement.  You may also contact the Compliance Department at 1-800-523-8425.

Serving the Smart Money Since 1876 ®

Copyright © 2010 Ladenburg Thalmann & Co. Inc. All Rights Reserved Under Federal Law. Member NYSE, NYSE Amex, FINRA, all other principal exchanges and SIPC By using this Site you agree to the terms and conditions of the Site and have reviewed Ladenburg Thalmann's Privacy & Disclosure, BCP, CIP Notice, Terms & Conditions and Code of Ethics

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Ladenburg Thalmann & Co Inc ("LTCO") has developed a Business Continuity Plan on how we will respond to events that significantly disrupt our business. Since the timing and impact of disasters and disruptions is unpredictable, we will have to be flexible in responding to actual events as they occur. With that in mind, we are providing you with this information on our business continuity plan.

Contacting Us:

If after a significant business disruption you cannot contact us as you usually do at 212-409-2000 or www.ladenburg.com, you should call our alternative number 305-572-4100. If you cannot access us through either of those means, you should contact our clearing firm, National Financial Services ("NFS"), at 800-544-4917 for instructions on how it may provide access to funds and securities, enter orders and process other trade-related, cash, and security transfer transactions for you.

Our Business Continuity Plan:

We plan to quickly recover and resume business operations after a significant business disruption and respond by safeguarding our employees and property, making a financial and operational assessment, protecting the firms books and records, and allowing our customers to transact business. In short, our business continuity plan is designed to permit our firm to resume operations as quickly as possible, given the scope and severity of the significant business disruption.

Our clearing firm, NFS, backs up our important records in a geographically separate area. While every emergency situation poses unique problems based on external factors, such as time of day and the severity of the disruption, we have been advised by our clearing firm that its objective is to restore its own operations and be able to complete existing transactions and accept new transactions and payments within 8 business hours. Your orders and requests for funds and securities could be delayed during this period.

Varying Disruptions:

Significant business disruptions can vary in their scope, such as only our firm, a single building housing our firm, the business district where our firm is located, the city where we are located, or the whole region. Within each of these areas, the severity of the disruption can also vary from minimal to severe. In a disruption to only our firm or a building housing our firm, we will transfer our operations to a local site when needed and expect to recover and resume business within 24 hours of relocating. In a disruption affecting our business district, city, or region, we will transfer our operations to a site outside of the affected area, and recover and resume business within 24 hours of relocating. In either situation, we plan to continue in business, transfer operations to our clearing firm if necessary, and notify you through our web site www.ladenburg.com or our customer emergency number, 305-572-4100 how to contact us. If the significant business disruption is so severe that it prevents us from remaining in business, we will assure our customers prompt access to their funds and securities.

For more information If you have questions about our business continuity planning, you can contact us at 212-409-2021 or rmateicka@ladenburg.com

Serving the Smart Money Since 1876 ®

Copyright © 2010 Ladenburg Thalmann & Co. Inc. All Rights Reserved Under Federal Law. Member NYSE, NYSE Amex, FINRA, all other principal exchanges and SIPC By using this Site you agree to the terms and conditions of the Site and have reviewed Ladenburg Thalmann's Privacy & Disclosure, BCP, CIP Notice, Terms & Conditions and Code of Ethics

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CUSTOMER IDENTIFICATION PROGRAM NOTICE

Important Information You Need to Know About Opening a New Account

To help the U. S. government fight the funding of terrorism and money laundering activities, Federal Law requires financial institutions to obtain, verify, and record information that identifies each person who opens an account.

This Notice answers some questions about Ladenburg Thalmann & Co’s Customer Identification Program.

What types of information will I need to provide?

When you open an account, your Ladenburg Thalmann salesperson is required to collect information such as the following:

• Your Name
• Your Date of Birth
• Your legal home address

•

Identification number:
A. U.S. Citizen: Taxpayer identification number; Social Security number or employer identification number.
B. Non-U.S. Citizen: Passport number with photograph of you and country, alien identification card number or government-issued identification showing nationality, residence and photograph of you.

• You may be asked for a copy of a Photo I.D.

You may also need to show your driver’s license or other identifying documents.

A corporation, partnership, trust or other legal entity may need to provide information, such as its principal place of business, local office, employer identification number, certified articles of incorporation, government-issued business license, a partnership agreement, or a full copy of a trust agreement.

U.S. department of the Treasury, Securities and Exchange Commission, FINRA, and the New York Stock Exchange rules already require you to provide most of this information. These rules also may require you to provide additional information, such as your net worth, annual income, occupation, employment information, investment experience and objectives, and risk tolerance.

What happens if I don’t provide the information requested or my identity can’t be verified?

Ladenburg Thalmann may not be able to open an account or carry out transactions for you. If Ladenburg has already opened an account for you, they may have to close it.

We thank you for your patience and hope that you will support the financial industry’s efforts to deny terrorists and money launderers access to America’s financial system.

Approved by Robert C. Mateicka Chief Compliance Officer

Serving the Smart Money Since 1876 ®

Copyright © 2010 Ladenburg Thalmann & Co. Inc. All Rights Reserved Under Federal Law. Member NYSE, NYSE Amex, FINRA, all other principal exchanges and SIPC By using this Site you agree to the terms and conditions of the Site and have reviewed Ladenburg Thalmann's Privacy & Disclosure, BCP, CIP Notice, Terms & Conditions and Code of Ethics

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Ladenburg Thalmann & Co. Inc. (Ladenburg) is a member of the New York Stock Exchange, Inc. and other principal exchanges and a registered U.S. Broker-Dealer. Ladenburg uses National Financial Services LLC, a wholly owned subsidiary of Fidelity Investments, to clear transactions for itself and its customers on a fully disclosed basis. By using this site you agree to certain terms and conditions, which Ladenburg may modify. You acknowledge that, except for insured Certificates of Deposit, investment and insurance products referenced on this Site are not FDIC-insured, not bank-guaranteed and may lose value. This Site is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to purchase any security which may be referenced herein. Offers can only be made where lawful under applicable law. Member SIPC.

Detailed below are the terms and conditions of our website (the “Site”):

1. This Site is for informational purposes only, and is not an offer by Ladenburg Thalmann & Co. Inc. (“Ladenburg”) to sell you any security referred to on the Site.

2. Any passwords and codes assigned to you are for your personal use only. You are responsible if they are lost, stolen or misused, and you must notify us immediately if any of these events happen.

3. You may not use the E-mail function to enter an order to buy or sell a security, to send us time-sensitive instructions, or to give us personal credit information or an address change.

4. This Site is for your personal use only and its contents are protected by applicable copyright, patent and trademark laws.

5. Ladenburg is not agreeing to nor required to update any information available on the Site. Therefore, that information may not reflect events occurring after the date of publication.

6.

Ladenburg is not responsible for any delays or errors in any information or services you use on the Site or for systems performance or damages to your computer or software, as a result of using the Site.

7.

Ladenburg has taken certain steps to provide a secure environment for your personal information on the Site. However, due to the nature of the Internet, Ladenburg cannot guarantee the confidentiality of such information.

8. Ladenburg may discontinue or change, at any time, any of the services available through Ladenburg.com. Ladenburg may cancel or amend the terms and conditions at any time.

9. Whether or not you actually read these Terms and Conditions, your continued use of this Site will be deemed as acceptance of them.

10. WARRANTIES AND LIMITATION OF LIABILITY REGARDING THE SERVICES

a.

THE ACCURACY, COMPLETENESS, SEQUENCE OR TIMELINESS OF THE INFORMATION ON THE SITE CANNOT BE GUARANTEED. LADENBURG AND ITS AFFILIATES, AGENTS AND LICENSORS SHALL NOT HAVE ANY RESPONSIBILITY FOR DIRECT, INDIRECT, CONSEQUENTIAL, SPECIAL, OR OTHER DAMAGES YOU MAY INCUR FOR ANY RELIANCE BY YOU ON INFORMATION OR FOR THE RELIABILITY, ACCURACY, COMPLETENESS, SEQUENCE OR TIMELINESS THEREOF, OR FOR ANY DELAYS OR ERRORS IN THE TRANSMISSION OR DELIVERY OF ANY PART OF THE INFORMATION OR SERVICES, OR FOR ANY UNAUTHORIZED USE BY YOU OF E-MAIL.

b.

YOU UNDERSTAND THAT ANY QUOTATIONS PROVIDED AS PART OF THE SERVICES MAY BE DELAYED AND MAY NOT REFLECT THE PRICES AT WHICH THE QUOTED SECURITIES MAY BE BOUGHT OR SOLD. YOU SHOULD NOT MAKE ANY DECISIONS TO BUY OR SELL SECURITIES BASED ON SUCH QUOTATIONS OR ON ANY OTHER INFORMATION ACCESSED ON OR THROUGH THE SITE. YOU UNDERSTAND THAT LADENBURG DOES NOT GUARANTEE THAT IT WILL CONTINUE TO MAKE THE INFORMATION AND SERVICES AVAILABLE TO YOU, WHETHER BY THE SAME METHODS CURRENTLY USED OR OTHERWISE. YOU AGREE NOT TO HOLD LADENBURG LIABLE FOR ANY DAMAGES ARISING FROM A DISCONTINUATION OR MODIFICATION OF ALL OR PART OF THE SERVICES OR INFORMATION.

c.

EXCEPT AS EXPRESSLY SET FORTH HEREIN, LADENBURG AND ITS AFFILIATES, AGENTS AND LICENSORS HEREBY EXPRESSLY DISCLAIM ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND ERROR-FREE AND UNINTERRUPTED SERVICES. LADENBURG DOES NOT WARRANTY, GUARANTY, OR MAKE ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, OR ASSUME ANY LIABILITY TO YOU REGARDING (i) THE USE OR THE RESULTS OF THE USE OF THE SERVICES, INCLUDING WITHOUT LIMITATION ANY FINANCIAL RESULTS BASED ON USE OF THE SERVICES OR INFORMATION OR ANY DELAY OR LOSS OF USE OF THE SERVICES OR, (ii) SYSTEM PERFORMANCE AND EFFECTS ON OR DAMAGES TO SOFTWARE AND HARDWARE IN CONNECTION WITH ANY USE OF THE SITE, SERVICES, AND INFORMATION.

d.

IN ADDITION TO AND WITHOUT LIMITING THE FOREGOING, LADENBURG SHALL NOT BE LIABLE FOR ANY HARM CAUSED BY THE TRANSMISSION, THROUGH THE SERVICES OR INFORMATION, OF A COMPUTER VIRUS, OR OTHER COMPUTER CODE OR PROGRAMMING DEVICE THAT MIGHT BE USED TO ACCESS, MODIFY, DELETE, DAMAGE, CORRUPT, DEACTIVATE, DISABLE, DISRUPT, OR OTHERWISE IMPEDE IN ANY MANNER THE OPERATION OF THE SERVICES OR ANY OF YOUR SOFTWARE, HARDWARE, DATE OR PROPERTY.

e.

IN ADDITION TO AND WITHOUT LIMITING THE FOREGOING, LADENBURG MAKES NO REPRESENTATION AND ASSUMES NO LIABILITY REGARDING THE QUALITY, SAFETY, ACCURACY, OR SUITABILITY OF ANY INFORMATION OR SOFTWARE FOUND ON ANY OTHER SITE NOT UNDER LADENBURG’S CONTROL.

f.

LADENBURG AND ITS AFFILIATES, AGENTS AND LICENSORS SHALL NOT BE LIABLE FOR ANY LOSSES OR DAMAGES INCURRED BY YOU RELATED IN ANY WAY TO YOUR USE OF THE SERVICES AND INFORMATION. EXCEPT AS OTHERWISE PROVIDED BY LAW, LADENBURG SHALL HAVE NO LIABILITY FOR LOSSES CAUSED BY THE NEGLIGENCE, ACTIONS OR FAILURE TO ACT OF THE PROVIDER OR ANY THIRD PARTY PROVIDER, AND TO THE EXTENT PERMITTED BY LAW, NEITHER LADENBURG NOR THE PROVIDER OR ANY THIRD PARTY PROVIDER SHALL BE LIABLE TO YOU FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (REGARDLESS OF WHETHER SUCH DAMAGES ARE REASONABLY FORESEEABLE), OR FOR ANY LOSS THAT RESULTS FROM A CAUSE OVER WHICH LADENBURG OR ANY OTHER SUCH ENTITY DOES NOT HAVE CONTROL, INCLUDING BUT NOT LIMITED TO FAILURE OF ELECTRONIC OR MECHANICAL EQUIPMENT, UNAUTHORIZED ACCESS, STRIKES, FAILURES OF COMMON CARRIER OR UTILITY SYSTEMS, SEVERE WEATHER, OR OTHER CAUSES COMMONLY KNOWN AS “ACTS OF GOD”.

11.

GOVERNING LAW. Except for statutes of limitation applicable to claims, all the terms herein shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of law. The statute of limitation applicable to any claim shall be that which would be applied by the courts of the state in which you reside.

12. MISCELLANEOUS.

a.

These Terms and Conditions represent the complete and exclusive statement of the understanding between you and Ladenburg regarding your rights to access and use the Services and Information on the Site, and supersedes all prior and contemporaneous agreements and representations regarding such subject matter. Except as herein provided, no waiver, modification or amendment of any provision of these Terms and Conditions shall be effective against Ladenburg unless the same is in writing and signed by an authorized official of Ladenburg. Ladenburg may modify these terms and conditions at any time upon written notice or posting to the Site. You agree that if you use the Services after such notification of changes, you will be bound by all such changes. At the time of such modification, you will have the opportunity to reject such modification, which rejection shall constitute a termination of your rights to access and use the Site, Services and Information. Should any term or provision of these Terms and Conditions be deemed or held to be invalid or unenforceable, the remaining terms and provisions shall continue in full force and effect.

b.

Ladenburg’s failure to insist at any time upon strict compliance with any term of these Terms and Conditions or any delay or failure on Ladenburg’s part to exercise any power or right given to Ladenburg, or a continued course of such conduct on Ladenburg’s part shall at no time operate as a waiver of such power or right, nor shall any single or partial exercise preclude any other future exercise. All rights and remedies given to Ladenburg are cumulative and not exclusive of any other rights or remedies which Ladenburg otherwise has at law or equity.

13.

INDEMNIFICATION. You hereby indemnify and hold harmless Ladenburg (and its directors, officers, employees, control persons, vendors, licensors and agents), the Provider and any third party provider from and against any and all claims, losses, liabilities, damages, costs and expenses (including reasonable attorney’s fees and costs) arising out of or related to your breach of your agreements, representations and warranties contained herein or your use of the Services or Information (i) in violation of these Terms and Conditions, (ii) in violation of any rights of Ladenburg, the Provider and any third party Information provider, including copyright, patent, trade secret, trademark, or other intellectual property rights and publicity and privacy rights, or (iii) in violation of any applicable law, rule or regulation, or (iv) your failure to maintain the security of your User Codes as applicable. This indemnification shall be binding upon you and your executors, heirs, successors and assigns.

Serving the Smart Money Since 1876 ®

Copyright © 2010 Ladenburg Thalmann & Co. Inc. All Rights Reserved Under Federal Law. Member NYSE, NYSE Amex, FINRA, all other principal exchanges and SIPC By using this Site you agree to the terms and conditions of the Site and have reviewed Ladenburg Thalmann's Privacy & Disclosure, BCP, CIP Notice, Terms & Conditions and Code of Ethics

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Open an Account

1. Open an Account		Please follow the steps below to open a new account:

2. Agree		Please read and understand the Customer Agreement and Offering Participation Agreement.

3. Apply		Please fill out the Online Account Application

Please note: The New Account Setup Wizard will not allow you to submit your completed application online during the hours of 8:00pm to 12:00am Eastern Standard Time.

You must have adobe acrobat reader V.4 or higher to access the New Account Setup Wizard.

Download Adobe Acrobat Reader.

Do you have Adobe Acrobat Reader on this machine? * [ ] Yes [ ] No

4. Deposit		Please send a minimum deposit of US $2,000 via Wire Transfer or Personal Check. No money orders, cashiers checks or third party checks accepted.

	Make check payable to:	National Financial Services

	Mail check to:	NFS/Fidelity Investments
100 Crosby Parkway MZ: KC1H
Covington, KY 41015

Please include your Account Number on the Check.

Click here for Wire Transfer Instruction Form.

Serving the Smart Money Since 1876 ®

Copyright © 2010 Ladenburg Thalmann & Co. Inc. All Rights Reserved Under Federal Law. Member NYSE, NYSE Amex, FINRA, all other principal exchanges and SIPC By using this Site you agree to the terms and conditions of the Site and have reviewed Ladenburg Thalmann's Privacy & Disclosure, BCP, CIP Notice, Terms & Conditions and Code of Ethics

Required Fields Must be filled in to open a new account

Registration Type:		App Status: New
Tran ID: New

	Continue	Important U.S. Government Information

New Accounts

New Account

Primary Account Holder
Required Fields

First Name	Middle	Last Name

***-**-	/ /
SSN	Date of Birth

Marital Status	Dependents

( ) -		( ) -
Day Tel	Ext	Evening Tel

E-Mail		Confirm E-Mail

Type of Government-Issued ID		ID Number

ID Issue Date	ID Expiration Date	State of ID Issuance

Country of Citizenship		Country of Tax Residence

Legal Address		Mailing Address

U.S. Addresses Only
Mailing address same as legal address
Attention (e.g. John Doe)

Legal Address 1 (No P.O. Boxes)	Legal Address 2

	[NONE SELECTED]	-
City	State	Zip	Country